Exhibit 10.46

[…] =      Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL PROVISIONS MARKED

EXHIBIT 10.46 (CONFIDENTIAL)

AMENDMENT NO. 2 TO THE PATENT LICENSING MASTER AGREEMENT

This Amendment No. 2 to the Patent Licensing Master Agreement (“Amendment”) is entered into as of December 18, 2003 by and between Genentech, Inc. (“GNE”), a Delaware corporation having offices at 1 DNA Way, South San Francisco, California 94080 and Protein Design Labs, Inc. (“PDL”), a Delaware corporation having offices at 34801 Campus Drive, Fremont, California 94555  (collectively, the “Parties”) and amends that certain Patent Licensing Master Agreement dated September 25, 1998 (including the form PDL License Agreement attached thereto as Exhibit C), as amended by Amendment No. 1 to the Patent Licensing Master Agreement dated September 18, 2003 (collectively the “PLMA”).  Except as expressly provided herein, capitalized terms shall have the meanings set forth in the PLMA and references to Sections, Exhibits and Articles shall be deemed references to the PLMA.

RECITALS

WHEREAS, GNE and PDL are Parties to the PLMA; and

WHEREAS, in connection with the Parties’ execution of a settlement agreement of even date herewith (the “Settlement Agreement”), GNE and PDL desire to amend the PLMA (including, without limitation, the form PDL License Agreement attached thereto) to conform to the provisions of the Settlement Agreement.

NOW THEREFORE, the Parties agree as follows:

1.             GNE and PDL agree that the effective date of this Amendment will be the Effective Date of the Settlement Agreement.

2.             The PLMA is amended as follows:

A new Section 1.18 is added and shall read in full as follows:

1.18 “GNE ROW Net Sales” means Net Sales (as such term is defined under the form PDL License Agreement) of GNE Licensed Product(s) other than GNE US Net Sales.

A new Section 1.19 is added and shall read in full as follows:

1.19 “GNE US Net Sales” means Net Sales (as such term is defined under the form PDL License Agreement) of GNE Licensed Products(s) made, imported, used, offered for sale or sold in the United States.

A new Section 1.20 is added and shall read in full as follows:

1.20 “PDL ROW Net Sales” means Net Sales (as such term is defined under the GNE License Agreement) of PDL Licensed Product(s)) other than PDL US Net Sales.

A new Section 1.21 is added and shall read in full as follows:

1.21 “PDL US Net Sales” means Net Sales (as such term is defined under the form GNE License Agreement) of PDL Licensed Products(s) made, imported, used, offered for sale or sold in the United States.

Section 2.3 is amended to read in full as follows:

2.3 Procedure for Exercise of License Rights. GNE shall provide PDL with written notice identifying the Antigen for which GNE desires to enter into a PDL License Agreement pursuant to the provisions of Section 2.1. Such written notice shall occur no later than ten (10) days following first regulatory approval of a product incorporating an Antibody directed against the relevant Antigen.  Within fifteen (15) business days of the written notice, GNE shall pay the applicable License Exercise Fee specified in Section 3.2(a). PDL shall promptly review and respond in writing to the request by GNE for a license within ten (10) business days of receipt of the written request.  PDL may deny GNE’s request for a license grant only if PDL has previously granted an exclusive or co-exclusive license or an unexpired option for an exclusive or co-exclusive license with respect to Antibodies to the identical Antigen or is then actively engaged in bona fide negotiations for such an exclusive or co-exclusive license or option for an exclusive or co-exclusive license; provided, however, that with respect to each of the GNE Named Antigens and […], PDL shall provide GNE written notice prior to entering into an exclusive or co-exclusive license or option with any third party with respect to that GNE Named Antigen or […] and shall permit GNE the opportunity to exercise its rights under Section 2.1 for a period not to exceed fifteen (15) days for a license for such GNE Named Antigen or […] prior to the conclusion of an agreement with such third party for such a license or option.  In the event that PDL denies GNE’s request, as set forth herein, for a PDL License Agreement, GNE’s right under Section 2.1 shall not be considered exercised.  If PDL affirms GNE’s request or has not responded within ten (10) business days of receipt of GNE’s request under this Section 2.3(b), then GNE and PDL shall enter into a PDL License Agreement with respect to the Antigen.  For the avoidance of doubt, if GNE has not given PDL notice of its desire to enter into a PDL License Agreement with respect to an Antigen within ten (10) days after first regulatory approval of a product incorporating an Antibody directed against such Antigen, GNE shall no longer have the right to exercise a PDL License Agreement with respect to such Antibody under this Agreement, but GNE shall retain the right to exercise a PDL License Agreement with respect to a different Antibody directed at such Antigen.  If, after GNE has exercised its license rights with respect to a particular Antigen and has entered into a PDL License Agreement pursuant to Section 2.1, GNE later has another product incorporating an Antibody that is directed against the same Antigen, then GNE must provide an additional written notice that such product is a GNE Licensed Product no later than ten (10) days following regulatory approval of such other product.

Section 4.1 is amended to read in full as follows:

4.1 Royalties.

(a)                                                          GNE ROW Net Sales.  GNE will pay royalties to PDL under each executed PDL License Agreement (including the Herceptin License Agreement), notwithstanding any provision of such PDL License Agreement to the contrary, at the rate of […] of GNE ROW Net Sales by GNE, its Affiliates and sublicensees and Roche of each GNE Licensed Product.  Royalties for any GNE ROW Net Sales of any GNE Licensed Product sold prior to the effective date of such PDL License Agreement shall be paid in the first royalty payment under such PDL License Agreement.

(b)                                                         GNE US Net Sales.  GNE will pay royalties to PDL under each executed PDL License Agreement (including the Herceptin License Agreement), notwithstanding any provision of such PDL License Agreement to the contrary, on total annual GNE US Net Sales by GNE, its Affiliates and sublicensees and Roche for all GNE Licensed Product(s) at the following rates:

Total Annual GNE US Net Sales For All GNE Licensed Products	Royalty Rate
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[…]	[…]
[…]	[…]
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Such total annual GNE US Net Sales shall be calculated on a calendar year basis.  Royalties for any GNE US Net Sales of any GNE Licensed Product sold prior to the effective date of such PDL License Agreement shall be paid in the first royalty payment under such PDL License Agreement, and shall be included in the total annual GNE US Net Sales for the calendar year in which such GNE US Net Sales occur.

(c)                                                          In the case of a GNE Licensed Product that is a bispecific antibody, to the extent a license is required under the PDL Licensed Patents, each arm of such bispecific antibody shall require a separate license, provided that even if two licenses are required, the bispecific antibody shall be considered one GNE Licensed Product and bear the royalty applicable to one GNE Licensed Product.  For example, if two licenses are required for a GNE Licensed Product that is a bispecific antibody that generates GNE ROW Net Sales, the royalty due on such sales of such GNE Licensed Product, even if two licenses are required, shall be […] of GNE ROW Net Sales by GNE, its Affiliates and sublicensees and Roche.

Section 5.3 is amended to read in full as follows:

5.3  Procedure for Exercise of License Rights.  PDL shall provide GNE with written notice identifying the Antigen for which PDL desires to enter into a GNE License Agreement pursuant to the provisions of Section 5.1. Such written notice shall occur no later than ten (10) days following first regulatory approval of a product incorporating an Antibody directed against the Antigen for which PDL desires to enter into a GNE License Agreement.  Within fifteen (15) business days of the written notice, PDL shall pay the applicable License Exercise Fee specified in Section 6.2. GNE shall promptly review and respond in writing to the request by PDL for a license within ten (10) business days of receipt of the written request. GNE may deny PDL’s request for a license grant only if GNE has previously granted an exclusive or co-exclusive license or an unexpired option for an exclusive or co-exclusive license with respect to Antibodies to the identical Antigen to either (a) a non-affiliate or (b) Roche under that certain agreement dated October 15, 1995, as such agreement is in effect on the Effective Date, or is then actively engaged in bona fide negotiations for such an exclusive or co-exclusive license or option for an exclusive or co-exclusive license; provided, however, that with respect to each of the PDL Named Antigens and […], GNE shall provide PDL written notice prior to entering into an exclusive or co-exclusive license or option with any third party with respect to that PDL Named Antigen or […] and shall permit PDL the opportunity to exercise its rights under Section 5.1 for a period not to exceed fifteen (15) days for a license for such PDL Named Antigen or […] prior to the conclusion of an agreement with such third party for such a license or option. In the event that GNE denies PDL’s request, as set forth herein, for a GNE License Agreement, PDL’s right under Section 5.1 shall not be considered exercised. If GNE affirms PDL’s request or has not responded within ten (10) business days of receipt of PDL’s request under this Section 5.3, then PDL and GNE shall enter into a GNE License Agreement with respect to the Antigen.  For the avoidance of doubt, if PDL has not given GNE notice of its desire to enter into a GNE License Agreement with respect to an Antigen within ten (10) days after first regulatory approval of a product incorporating an Antibody directed against such Antigen, PDL shall no longer have the right to exercise a GNE License Agreement with respect to such Antibody under this Agreement, but PDL shall retain the right to exercise a GNE License Agreement with respect to a different Antibody directed at such Antigen.  If, after PDL has exercised its license rights with respect to a particular Antigen and has entered into a

GNE License Agreement pursuant to Section 5.1, PDL later has another product incorporating an Antibody that is directed against the same Antigen, then PDL must provide an additional written notice that such product is a PDL Licensed Product no later than ten (10) days following regulatory approval of such other product.

Section 7.1 is amended to read in full as follows:

7.1 Royalties

(a)                                                          PDL ROW Net Sales.  PDL will pay royalties to GNE under each executed GNE License Agreement, notwithstanding any provision of such GNE License Agreement to the contrary, at the rate of […] of PDL ROW Net Sales by PDL, its Affiliates and sublicensees of each PDL Licensed Product.  Royalties for any PDL ROW Net Sales of any PDL Licensed Product sold prior to the effective date of such GNE License Agreement shall be paid in the first royalty payment under such GNE License Agreement.

(b)                                                         PDL US Net Sales.  PDL will pay royalties to GNE under each executed GNE License Agreement, notwithstanding any provision of such GNE License Agreement to the contrary, on total annual PDL US Net Sales by PDL, its Affiliates and sublicensees of all PDL Licensed Product(s) at the following rates:

Total Annual PDL US Net Sales For All PDL Licensed Products	Royalty Rate
[…]	[…]
[…]	[…]
[…]	[…]
[…]	[…]

Such total annual PDL US Net Sales shall be calculated on a calendar year basis.  Royalties for any PDL US Net Sales of any PDL Licensed Product sold prior to the effective date of such GNE License Agreement shall be paid in the first royalty payment under such GNE License Agreement, and shall be included in the total annual PDL US Net Sales for the calendar year in which such PDL US Net Sales occur.

This Section 7.1 (b) shall not apply to royalties payable on sales of a PDL Licensed Product if: (1) such PDL Licensed Product is directed to an Antigen that GNE has licensed to a third party under the GNE Licensed Patents prior to the effective date of this Amendment; (2) such third party license agreement for that Antigen contains a “Most Favored Licensee” provision (or its equivalent) that would be triggered by granting the royalty rates in this Section 7.1 to PDL; and (3) such third party license has not been terminated as of the effective date of the GNE License Agreement under which such Antigen is licensed to PDL.  In such a case, PDL shall pay royalties to GNE at the rate of

[…] of PDL U.S. Net Sales by PDL, its Affiliates and sublicensees of such PDL Licensed Product.

(c)           In the case of a PDL Licensed Product that is a bispecific antibody, to the extent a license is required under the GNE Licensed Patents each arm of such bispecific antibody shall require a separate license, provided that even if two licenses are required, the bispecific antibody shall be considered one PDL Licensed Product and bear the royalty applicable to one PDL Licensed Product.  For example, if two licenses are required for a PDL Licensed Product that is a bispecific antibody that generates PDL ROW Net Sales, the royalty due on such PDL Licensed Product that is a bispecific antibody, even if two licenses are required, shall be […] of PDL ROW Net Sales by PDL, its Affiliates and sublicensees.

Section 11.6(d) is added to read as follows:

11.6(d)  […]

3.             Exhibit C to the PLMA (“PLMA Exhibit C”) is amended as follows:

Recital A of PLMA Exhibit C is amended to read in full as follows.  The capitalized terms used in the following amended Recital A of the PLMA Exhibit C shall have the meanings set forth in such Exhibit C.

A.  GNE and PDL have entered into a Patent Licensing Master Agreement effective September 25, 1998, as amended by Amendment No. 1 To The Patent Licensing Master Agreement dated September 18, 2003, and Amendment No. 2 To The Patent Licensing Master Agreement dated December 18, 2003 (the “Master Agreement”), pursuant to which GNE may enter into this Agreement with respect to a license under the “Queen Patents” for GNE’s antibody products.

Section 3.04 of PLMA Exhibit C is amended to read in full as follows. The capitalized terms used in the following amended Section 3.04 of the PLMA Exhibit C shall have the meanings set forth in such Exhibit C.

3.04         The royalties payable to PDL under this PDL License Agreement shall be as set forth in Section 4.1 of the Master Agreement, except that in the event that GNE: (i) breaches its obligations under Sections 2.3 or 2.4 of the Settlement Agreement by and between PDL and GNE dated December 18, 2003 (“Settlement Agreement”); and (ii) fails to cure such breaches as provided under Section 4.2 of the Settlement Agreement, then PDL, at its sole discretion, may invoke its rights under Article 4 of the Settlement Agreement.

Section 3.05 of PLMA Exhibit C is amended to read in full as follows.  The capitalized terms used in the following amended Section 3.05 of the PLMA Exhibit C shall have the meanings set forth in such Exhibit C.

3.05         Sales or other transfers of Licensed Products between and among GNE and any of its Affiliates, its sublicensees or Roche which are subsequently resold or to be resold by such Affiliates, sublicensees or Roche shall not be subject to royalty, but in such cases royalties shall accrue and be calculated on any subsequent sale or other transfer of such Licensed Products to a non-Affiliate.  Genentech is obligated to pay royalties to PDL only once with respect to each unit of a Licensed Product.

Section 3.08(a) of PLMA Exhibit C is amended to read in full as follows.  The capitalized terms used in the following amended Section 3.08(a) of the PLMA Exhibit C shall have the meanings set forth in such Exhibit C.

(a)           GNE agrees to make written reports and royalty payments to PDL within sixty (60) days after the close of each calendar quarter during the term of this Agreement, beginning with the calendar quarter in which the date of first commercial sale or other transfer of a Licensed Product by GNE, its Affiliates, Sublicensees or Roche, provided that reports with respect to sales by sublicensees or Roche shall include only those sales as to which royalty reports were received by GNE during such calendar quarter.  Sales of a Licensed Product occurring prior to the Effective Date shall be reported, and royalties on such sales shall be paid, in the first written report and royalty payment under this Agreement.  These reports shall be certified by an officer of GNE and shall state for the calendar quarter in question:  (1) identification of Net Sales of the Licensed Product on a country-by-country basis, (2) Net Sales in the Territory, (3) the quantities of Licensed Products sold or manufactured in such quarter in the Territory, (4) applicable offsets and (5) the net royalty due to PDL thereon pursuant to this Article 3.  No later than at the time of the making of each such report, GNE shall make any payment due to PDL of royalties for the period covered by such report.

Section 7.02(d) of PLMA Exhibit C is amended to read in full as follows.  The capitalized terms used in the following amended Section 7.02(d) of the PLMA Exhibit C shall have the meanings set forth in such Exhibit C.

(d)   In the event that GNE: (i) breaches its obligations under Sections 2.3 or 2.4 of the Settlement Agreement and (ii) fails to cure such breach(es) as provided under Section 4.2 of the Settlement Agreement, then PDL, at its sole discretion, may invoke its rights under Article 4 of the Settlement Agreement.

4.             No Other Conflicting Changes; Conflicting Provisions:

On and after the Effective Date, each reference in the PLMA to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the PLMA, shall mean and be a reference to the PLMA as amended hereby.  Except as specifically amended above, the PLMA is and shall continue to be in full force and effect.  In the event of any conflict between the terms of this Amendment, the PLMA, the Herceptin License Agreement and the Settlement Agreement, the terms of the Settlement

Agreement shall govern.  In the event of any conflict between this Amendment, the PLMA and the Herceptin License Agreement, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the Parties have executed this Amendment through their duly authorized representatives as of the date first set forth above.

Protein Design Labs, Inc.		Genentech, Inc.

By:	/s/ Douglas O. Ebersole	By:	/s/ Stephen Juelsgaard
	Douglas O. Ebersole		Stephen Juelsgaard
	SVP, Legal & Corporate Development		EVP & General Counsel

[…] =      Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.